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                         UNITED ASSET MANAGEMENT CORPORATION
                     CALCULATION OF EARNINGS (LOSS) PER SHARE (1)
                       (In thousands, except per-share amounts)

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

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                                                   Income         Shares      Per-Share
                                                 (Numerator)   (Denominator)   Amount
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
For the Year Ended December 31, 1997
BASIC LOSS PER SHARE
Loss available to common
     shareholders                                $(4,133,000)    69,611,000      $(.06)
                                                                              ---------
                                                                              ---------

EFFECT OF DILUTIVE SECURITIES (2)
Warrants                                                   -              -
Options                                                    -              -
                                                ------------   ------------

DILUTED LOSS PER SHARE
Loss available to common
     shareholders + assumed conversions          $(4,133,000)    69,611,000      $(.06)
                                                ------------   ------------   ---------
                                                ------------   ------------   ---------

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For the Year Ended December 31, 1996
BASIC EARNINGS PER SHARE
Income available to common
     shareholders                                $97,822,000     68,515,000      $1.43
                                                                              ---------
                                                                              ---------

EFFECT OF DILUTIVE SECURITIES (2)
Warrants                                                   -      1,556,000
Options                                                    -      1,980,000
                                                ------------   ------------

DILUTED EARNINGS PER SHARE
Income available to common
     shareholders + assumed conversions          $97,822,000     72,051,000      $1.36
                                                ------------   ------------   ---------
                                                ------------   ------------   ---------

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For the Year Ended December 31, 1995
BASIC EARNINGS PER SHARE
Income available to common
     shareholders                                $67,256,000     67,985,000      $ .99
                                                                              ---------
                                                                              ---------

EFFECT OF DILUTIVE SECURITIES (2)
Warrants                                                   -      1,288,000
Options                                                    -      1,614,000
                                                ------------   ------------

DILUTED EARNINGS PER SHARE
Income available to common
     shareholders + assumed conversions          $67,256,000     70,887,000    $  .95
                                                ------------   ------------   ---------
                                                ------------   ------------   ---------

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(1)  Calculated in accordance with Statement of Financial Accounting Standards
     No. 128, Earnings per Share, which became effective for financial statements issued for annual periods ending after December 15, 1997, with prior periods restated.

(2) Options on 7,013,000 , 96,000 and 1,414,000 shares of common stock and warrants on 9,350,000, 708,000 and 5,932,000 shares of common stock were outstanding during 1997, 1996 and 1995, respectively, but were not included in computing diluted earnings (loss) per share in each of these years because their effects were antidilutive.



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